Exhibit 21.1

Subsidiaries

SAVVIS Communications Corporation (Missouri)

SAVVIS Communications International, Inc. (Delaware)

SAVVIS Federal Systems, Inc. (Delaware)

SAVVIS Australia Pty Ltd. (Australia)

SAVVIS Communications International, Inc.-Registered Branch (Republic of Korea)

SAVVIS Korea Limited (Republic of Korea)

SAVVIS Communications K.K. (Japan)

SAVVIS Communications Private Limited (India)

SAVVIS Europe B.V. (The Netherlands)

SAVVIS Europe B.V-Registered Branch (Greece)

SAVVIS Europe B.V.-Registered Branch (Norway)

SAVVIS Europe B.V.-Registered Branch (Spain)

SAVVIS Europe B.V., The Netherlands, filial Sweden (Sweden)

SAVVIS France S.A.S. (France)

SAVVIS Germany GmbH (Germany)

SAVVIS Hong Kong Ltd. (Hong Kong)

SAVVIS Italia S.r.l. (Italia)

SAVVIS Malaysia Sdn. Bhd. (Malaysia)

SAVVIS New Zealand Limited (New Zealand)

SAVVIS Singapore Company Pte. Ltd. (Singapore)

SAVVIS (South Africa) (Proprietary) Limited (South Africa)

SAVVIS Switzerland A.G. (Switzerland)

SAVVIS Taiwan Limited (Taiwan)

SAVVIS Thailand Limited (Thailand)

SAVVIS Philippines, Inc. (Philippines)

SAVVIS U.K. Limited (U.K.)